EXHIBIT 4.2

WARRANT AGREEMENT AND FORM OF WARRANT

WARRANT AGREEMENT (the "Agreement"), dated as of ____________, between FLAG FINANCIAL CORPORATION, a Georgia corporation (the "Company"), and _______(the "Holder").

WHEREAS, the Company has agreed to issue to the Holder or its designee (each, a "Holder") ______ warrants (individually, a "Warrant" and collectively, the "Warrants"), each of which entitles the Holder thereof to purchase, upon the terms and subject to the conditions contained in this Agreement and the Warrant Certificates (as defined below), one share of the common stock of the Company, par value $1.00 per share (the "Common Stock"), subject to adjustment as provided in Section 9 hereof; and

WHEREAS, the Company will issue certificates evidencing the Warrants (the "Warrant Certificates") and other matters as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.    Warrant Certificates. The Warrant Certificate (and the Forms of Exercise, Assignment and Partial Assignment) shall be substantially in the forms set forth in Exhibits A through D, respectively, attached hereto, and may have such letters, numbers or other marks of identification and such legends printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement.

SECTION 2.    Execution and Countersignature of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or Treasurer (each, a "Company Officer"). The signature of any of these Company Officers on any Warrant Certificate may be manual or facsimile.

SECTION 3.    Transfer, Exchanges and Purchase by the Company. Subject to Section 12, each Warrant shall be transferable, in whole or in part, upon surrender of the Warrant Certificate to the Company together with a written assignment of the Warrant Certificate, on the Form of Assignment or Partial Assignment, as the case may be, set forth on the reverse thereof or in other form satisfactory to the Company, duly executed by Holder, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment, shall be issued and delivered. If less than all of a Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant not being transferred. The Warrant Certificate surrendered shall be canceled by the Company.

SECTION 4.    Duration and Exercise of Warrants. The Warrants shall expire at 5:00 p.m. Atlanta time ten years following the date of issuance, provided, that if such date falls on a day other than a Business Day, then the Warrants shall expire at 5:00 p.m. Atlanta time on the next succeeding Business Day (such date of expiration being herein referred to as the "Expiration Date"). A "Business Day" shall mean a day other than a Saturday, Sunday or a public or national bank holiday or the equivalent for banks generally under the laws of the State of Georgia.

Each Warrant may be exercised on any Business Day on or prior to 5:00 p.m. Atlanta time on the Expiration Date. After 5:00 p.m. Atlanta time on the Expiration Date, unexercised Warrants will become wholly void and of no value.

Subject to the provisions of this Agreement, each Holder shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder) such number of fully paid and nonassessable shares of Common Stock to which this Warrant relates at the exercise price (the "Exercise Price") provided in Section 5 hereof at the time in effect hereunder, upon surrender the Company of the Warrant Certificate evidencing such Warrant, with the form of exercise attached hereto as Exhibit B (the "Exercise Notice") duly completed and signed, and upon payment of the Exercise Price in lawful money of the United States of America by certified or official bank check payable to the order of the Company. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 9. Except as provided in Section 9, no adjustment shall be made for any cash dividends or other distributions on or in respect of the Common Stock or other securities purchasable upon the exercise of a Warrant.

Upon surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder in cash or by certified check or bank draft payable to the order of the Company, the Company shall thereupon promptly cause to be issued and shall deliver to or upon such Holder a certificate for the Common Stock issuable upon the exercise of each Warrant evidenced by such Warrant Certificate. Such certificate shall be deemed to have been issued and such Holder shall be deemed to have become a holder of record of such shares of Common Stock (a "Shareholder") as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

All shares of Common Stock issued upon exercise of the Warrants shall be duly and validly authorized and issued, fully-paid and non-assessable, free and clear of all liens, claims, charges or encumbrances created by or through the Company.

    The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of any Holder, either as an entirety or from time to time for part only of the number of Warrants evidenced by the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

SECTION 5.    Exercise Price. The initial Exercise Price for Warrants to be issued hereunder shall be ______ per share of Common Stock and such initial exercise price shall be subject to adjustment as provided in Section 9 hereof.

SECTION 6.    Payment of Taxes. The Company shall pay all documentary stamp taxes, if any, attributable to the issuance of Warrants and the issuance of Common Stock upon the exercise of any Warrant.

SECTION 7.    Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants.

SECTION 8.    Reservation of Common Stock. At all times the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon the exercise of Warrants, the maximum number of shares of Common Stock which are required to be delivered upon the exercise of all outstanding Warrants.

SECTION 9.    Adjustment of Exercise Price and Number and Kind of Securities Purchasable upon Exercise of Warrants.

(a)    Stock Dividends. In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company which is payable in Common Stock or Convertible Securities (as hereinafter defined), the Exercise Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such dividend or other distribution shall be proportionately increased. For purposes hereof, "Convertible Securities" means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(b)    Subdivision or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon exercise of the Warrants immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon exercise of the Warrants immediately prior to such combination shall be proportionately reduced.

(c)    Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the exercise of the Warrants at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, each Holder shall be entitled to receive (at the aggregate Exercise Price in effect for shares issuable upon such exercise of the Warrants immediately prior to such consummation), in lieu of shares issuable upon such exercise of the Warrants prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so exercised such Warrants immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 9).

(d)    Notice of Adjustment. Whenever the number of shares issuable upon the exercise of the Warrants or the Exercise Price is adjusted, as provided in this Section 9, the Company shall prepare and mail to each Holder a certificate setting forth (i) the Exercise Price and the number of shares issuable upon the exercise of the Warrants after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

(e)    No Change of Warrant Necessary. Irrespective of any adjustment in the Exercise Price or in the number or kind of shares issuable upon exercise of the Warrants, unless the Holders of a majority of Warrants otherwise request, the Warrants may continue to express the same price and number and kind of shares as are stated in the Warrants as initially issued.

(f)    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue of Common Stock for the purposes of this Section 9.

(g)    Certain Adjustment Rules.

(i)    The provisions of this Section 9 shall similarly apply to successive transactions.

(ii)    If the Company shall declare any dividend referred to in Section 9(a) and if any Holder exercises all or any part of the Warrants after such declaration but before the payment of such dividend, the Company may elect to defer, until the payment of such dividend, issuing to such Holder the shares issuable upon such exercise of the Warrants over and above the shares issuable upon such exercise of the Warrants on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the payment of such dividend.

(iii)    If the Company shall declare any dividend referred to in Section 9(a), and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 9 in respect of such declaration.

SECTION 10.    Fractional Shares of Common Stock. The Company will not issue fractions of shares of Common Stock or distribute Common Stock certificates which evidence fractions of shares upon the exercise of the Warrants; in lieu of fractional shares of Common Stock the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the fair value (as determined by the Board of Directors of the Company, determined in good faith) as of the date such fractional shares would have been issued.

SECTION 11.    Restrictions on Transferability.

The Warrants and the Warrant Shares have not been registered under the Securities Act. The Warrant Certificates and the shares of capital stock of the Company issuable upon exercise of the Warrants shall not be transferable except upon the conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Warrant Certificate or any shares of capital stock issuable upon exercise of the Warrants.

(a)    Restrictive Legend; Holder's Representation. Unless and until otherwise permitted by this Section 11, each certificate representing shares of capital stock issuable upon exercise of the Warrants, and any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing the legend set forth below shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, THE TRANSFER, RESALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY ONLY BE MADE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR A VALID EXEMPTION THEREFROM AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND BY DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT THERE IS SUCH AN EXEMPTION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED AS OF _________________, BETWEEN THE HOLDER AND THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

So long as the Warrants or the Warrant Shares are "restricted securities" within the meaning of the Securities Act and the regulations promulgated thereunder, each Holder represents to the Company that he or she is acquiring the Warrants and will acquire the Warrant Shares for his or her own account and not with a view to any public distribution thereof, subject to any requirement of law that the disposition of such securities shall at all times be within the control of the owner thereof. The acquisition of any Warrants or Warrant Shares by any Holder shall constitute such Holder's reaffirmation of such representation. Each Holder understands that the Warrants and the Warrant Shares have not been registered under the Securities Act and may only be sold or otherwise disposed of in compliance with the Securities Act. Each Holder by its acceptance of such security further understands that such security may bear a legend as contemplated by this Section 11.

(b)    Termination of Restrictions. Notwithstanding the foregoing provisions of this Section 11, the restrictions imposed by this Section 11 upon the transferability of the Warrant Certificates and the Warrant Shares shall cease and terminate as to any particular Warrant Certificate or Warrant Shares when, (i) such Warrant Certificate or Warrant Shares shall have been effectively registered under the Securities Act and sold by any Holder in accordance with such registration or (ii) in the opinion of counsel for such Holder, if such opinion is satisfactory in form and substance to the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. If and whenever the restrictions imposed by this Section 11 shall terminate as to a Warrant Certificate (or to any Warrant Shares) as hereinabove provided, such Holder may and the Company shall, as promptly as practicable upon the request of such Holder and at the Company's expense, cause to be stamped or otherwise imprinted upon such Warrant Certificate or such shares of capital stock a legend in substantially the following form:

"The restrictions on transferability of this [these] [Warrant Certificate/securities] terminated on ____________________, and are of no further force or effect."

All Warrant Certificates issued upon transfer, division or combination of, or in substitution for, any Warrant Certificate or Warrant Certificates entitled to bear such legend shall have a similar legend endorsed thereon. Whenever restrictions imposed by this Section 11 shall terminate as to any Warrant Certificate or as to any shares of capital stock, as hereinabove provided, each Holder shall be entitled to receive from the Company without expense, a new Warrant Certificate or new shares of capital stock not bearing the restrictive legend set forth in subsection (a) of this Section 11.

SECTION 12.    Notice. Any notice, demand, request, instruction or other communication which any party hereto may be required or may desire to give shall be deemed to have been properly given (a) if by hand delivery, telecopy, telex or other facsimile transmission, upon delivery to such party at the address, telecopier or telex number specified below; (b) if by registered or certified mail, on the fifth Business Day after the day deposited with the United States Postal Service, postage prepaid, return receipt requested, addressed to such party at the address specified below; or (c) if by Federal Express or other reputable express mail service, on the next Business Day after delivery to such express mail service, addressed to such party at the following address:

To the Company, at:

FLAG Financial Corporation
3475 Piedmont Road, NE
Suite 550
Atlanta, GA 30305
Attention: Chief Financial Officer
Fax: (404) 760-7710

To the Holder, at the address indicated on the Holder’s Subscription Agreement relating to the Warrants or to such other address, telex, telecopier, or other facsimile transmission number as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place or number for the service of notice.

SECTION 13.    Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will provide to each Holder a statement setting forth the name and address of such subsequent transfer agent.

SECTION 14.    Supplements and Amendments. Any term, covenant, agreement or condition contained in this Agreement may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument signed by the Company and the Holders of more than fifty percent (50%) of the outstanding Warrants, provided, however, that any amendment, modification or waiver of the rights and obligations of the Holders of the Warrants which are not applicable to all such Holders pari passu may be amended, modified or waived only with the written consent of the adversely affected Holder or Holders of such Warrants.

SECTION 15.    No Rights as Shareholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon any Holder any rights of a Shareholder, including without limitation, the right to vote, to receive dividends or to consent to, or receive notice as a Shareholder in respect of, any meeting of Shareholders for the election of directors of the Company or for any other matter.

SECTION 16.    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company and each Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 17.    Termination. This Agreement shall terminate and be of no further force and effect at, and no Warrant may be exercised after, 5:00 p.m. Atlanta time on the Expiration Date provided for in Section 4 of this Agreement. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when the Warrants have been exercised and no Warrants remain outstanding.

SECTION 18.    Governing Law; Jury Waiver. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Georgia, without regard to the conflict of law principles thereof, and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

SECTION 19.    Benefits of this Agreement; Rights of Action. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and each Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and each Holder.

SECTION 20.    Damages. The Company recognizes and agrees that each Holder will not have an adequate remedy if the Company fails to comply with the terms of this Agreement and the Warrant Certificates and that damages will not readily be ascertainable, and the Company expressly agrees that, in the event of such failure, such Holder shall be entitled to specific performance of any and all provisions of the Warrant or this Agreement and to enjoin the Company from continuing to commit any such breach of the terms of the Warrant or this Agreement.

SECTION 21.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 22.    Headings. The headings used in this Agreement are inserted for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

SECTION 23.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

FLAG FINANCIAL CORPORATION

By:  ______________________________________________
                     Authorized Signatory

HOLDER:

__________________________________________________
Signature

                              ____________________________________________
                                Print Name

EXHIBIT A TO THE
WARRANT AGREEMENT

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, THE TRANSFER, RESALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY ONLY BE MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR A VALID EXEMPTION THEREFROM AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND BY DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY THAT THERE IS SUCH AN EXEMPTION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED AS OF ________________, BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

EXERCISABLE ONLY ON OR BEFORE 5:00 P.M. EASTERN TIME
_________, _______

No.	Warrants

WARRANT CERTIFICATE
FLAG FINANCIAL CORPORATION

This Warrant Certificate certifies that _____________or registered assigns, is the registered holder (the “Holder”) of ______________________ Warrants (the “Warrants”) expiring _________, _____ to purchase common stock of FLAG FINANCIAL CORPORATION, a Georgia corporation (the “Company”). Each Warrant entitles the Holder to purchase from the Company, on or before 5:00 p.m. Eastern time on ____________, ____ one fully paid and nonassessable share of common stock of the Company (“Common Stock”), at the exercise price (the “Exercise Price”) at the time in effect under the Warrant Agreement (as hereinafter defined), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and (i) payment of such Exercise Price to the Company, or (ii) certification that such holder has elected the Cashless Exercise Option (as such term is defined in the Warrant Agreement), but only subject to the conditions set forth herein and in the Warrant Agreement; provided, however, that the number or kinds of shares of Common Stock or other securities (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to herein may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement. If the Holder does not elect the Cashless Exercise Option, payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company.

No Warrant may be exercised after 5:00 p.m. Eastern time on ____________, ______ (the “Expiration Date”). After the Expiration Date, this Warrant will become wholly void and of no value.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants prusuant to a Warrant Agreement, dated as of ____________, _____ (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and Holder. Initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Warrant Agreement. A copy of the Warrant Agreement is available for inspection at the Company during regular business hours.

Warrants may be exercised to purchase shares of Common Stock from the Company at any time, or from time to time on or after the date hereof and on or before the Expiration Date, at the Exercise Price then in effect. The Holder may exercise the Warrants represented by this Warrant Certificate by surrendering the Warrant Certificate with the Form of Exercise set forth hereon properly completed and executed, together with (i) payment of Exercise Price at the time in effect, or (ii) certification of the Cashless Exercise Option to the Company. In the event that an exercise of Warrants evidenced hereby shall be an exercise of less than the total number of Warrants evidenced hereby, there shall be issued to Holder or Holder’s assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment will be made for any dividends on any shares of Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock purchaseable upon the exercise of each Warrant shall be adjusted.

The Company will not issue fractions of shares of Common Stock or any certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Current Market Price then in effect, unless other provisions are agreed upon by the parties.

Subject to the terms and conditions contained in the Warrant Agreement, the Warrants represented by this Warrant Certificate are transferable, in whole or in part, upon surrender of this Warrant Certificate to the Company, together with a written assignment of the Warrant on the Form of Assignment or Partial Assignment, as the case may be, set forth hereon or in other form satisfactory to the Company, duly executed by Holder or Holder’s duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered in the name of the assignee and in the demoninatin or demoninations specified in such instrument of assignment. If less than all the Warrants represented by this Warrant Certificate are being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of this Warrant Certificate not being transferred.

This Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender hereof to the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by the Holder or Holder’s duly appointed legal representative, and together with the funds to pay any transfer taxes payable in connection with such transfer. Upon such surrender and payment a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice.

The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, any distribution to Holder hereof, and for all other purposes.

The Warrant Certificate and the Warrant Agreement shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

FLAG FINANCIAL CORPORATION

By:  _____________________________
Name:  ___________________________
Title:  ____________________________

Dated: ________________, _____

EXHIBIT B TO THE
WARRANT AGREEMENT

[FORM OF EXERCISE]

[To be executed upon exercise of Warrant]

The undersigned (the "Holder") hereby irrevocably elects to exercise the right, represented by FLAG Financial Corporation Warrant Certificate No. W-____, to purchase __________ shares of FLAG Financial Corporation in the amount of $____________ in accordance with the terms hereof. The undersigned requests that a certificate for such Common Stock be registered in the name of _______________________________________________ (insert social security or other identifying number) whose address is _______________________________________. If said number of ________ shares of Common Stock is less than all of the shares of Common Stock purchasable under FLAG Financial Corporation Warrant Certificate No. W-_________, Holder requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of Holder and that such Warrant Certificate be delivered to ________________ whose address is __________.

Dated: _____________________________

Signature:  ________________________________
(Signature must conform in all respects to
name of Holder as specified on the face of
the Warrant Certificate.)

____________________________________
(insert Social Security or
Taxpayer Identification
Number of Holder)

Signature Guaranteed:

_____________________________________

EXHIBIT C TO THE
WARRANT AGREEMENT

[FORM OF ASSIGNMENT]

(To be executed to transfer the Warrant Certificate)

        FOR VALUE RECEIVED ________________________________________________ hereby sells, assigns and transfers unto ________________________________________________________ _____________________________________________________________________________ _____________________________________________________________________________ _________________ (print name and address of transferee) the Warrants represented by FLAG Financial Corporation Warrant Certificate No. W-___________ together with all right, title and interest evidenced thereby, and does hereby irrevocably constitute and appoint ______________, attorney, to transfer the said Warrants on the books of FLAG Financial Corporation, with full power of substitution.

Dated: _____________________________

Signature:
(Signature must conform in all respects to
name of Holder as specified on the face of
the Warrant Certificate.)

____________________________________
(insert Social Security or
Taxpayer Identification
Number of Holder)

Signature Guaranteed:

_____________________________________

EXHIBIT D TO THE
WARRANT AGREEMENT

[FORM OF PARTIAL ASSIGNMENT]

(To be executed to transfer the Warrant Certificate)

FOR VALUE RECEIVED _________________________________________________ (the "Holder") hereby sells, assigns and transfers unto _________________________________ _______________ (print name and address of transferee) _______________________ Warrants represented by FLAG Financial Corporation Warrant Certificate No. W-____________, together with all right, title and interest evidenced thereby, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer said Warrants on the books of FLAG Financial Corporation, with full power of substitution. Holder requests that a new Warrant Certificate representing the remaining balance of Warrants represented by FLAG Financial Corporation Warrant Certificate No. W-_____________ be registered in the name of Holder and that such Warrant Certificate be delivered to ______________________________________ whose address is _______________________________________________________________.

Dated: _____________________________

Signature:  ______________________________
(Signature must conform in all respects to
name of Holder as specified on the face of
the Warrant Certificate.)

____________________________________
(insert Social Security or
Taxpayer Identification
Number of Holder)

Signature Guaranteed:

________________________________________